UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 11, 2008

MathStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 N.W. Tanasbourne Drive, Suite 200		97124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (503) 726-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 11, 2008, the Compensation Committee of the Board of Directors of MathStar, Inc. (the “Company”) adopted changes to the salaries and potential bonuses for Daniel J. Sweeney, the Company’s Chief Operating Officer, James W. Cruckshank, its Vice President, Administration and Chief Financial Officer, Sean P. Riley, its Vice President of Marketing, and Timothy A. Teckman, its Vice President of Engineering.  Specifically, the Compensation Committee approved the following salaries, effective March 1, 2008:  Mr. Sweeney ($210,000), Mr. Cruckshank ($190,000), Mr. Riley ($190,000) and Mr. Teckman ($180,000).  The Committee also approved the following target bonuses for the year ending December 31, 2008:  Mr. Sweeney ($136,500), Mr. Cruckshank ($95,000), Mr. Riley ($85,500) and Mr. Teckman ($81,000).  These bonuses are contingent on achieving the Company’s operating and revenue goals for 2008.  In addition, the Company’s Board of Directors gave Mr. Sweeney the title of President in addition to that of Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: February 11, 2008.
	By	/s/ James W. Cruckshank
Vice President of Administartion
and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)